SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – April 7, 2014

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 7, 2014, Honeywell International Inc. (the “Company”) announced that David J. Anderson, the Company’s Senior Vice President, Chief Financial Officer, has communicated his intention to retire from the Company, effective as of June 1, 2014, after a highly successful eleven year career at Honeywell. While Mr. Anderson will give up his CFO role effective immediately, he has agreed to continue to serve in transitional capacities as an employee of the Company through May 31, 2014 (the “Separation Date”) and as a consultant of the Company through May 31, 2016 (the “Expiration Date”).

As consideration for such transitional and consulting services, the Company has agreed to the following, subject in all cases to Mr. Anderson’s compliance with the terms of expanded non-competition and other restrictive covenants set forth in a Transition Agreement between Mr. Anderson and the Company: (i) all outstanding stock options that are unvested as of the Separation Date shall continue to vest as scheduled; (ii) the second tranche of his Growth Plan award earned for the 2012-2013 performance cycle shall be paid as scheduled in March 2015; and (iii) outstanding restricted stock units that were scheduled to vest in October 2014 and July 2015 will vest as scheduled. Stock options described above shall expire three years after their vesting date, subject to extension at the discretion of the Company’s CEO. Mr. Anderson has agreed to be treated as if still employed by the Company through the Expiration Date for purposes of his existing non-competition restrictions (one year post-termination), so that the post-termination restriction period shall remain in place for one year after the Expiration Date (i.e. May 31, 2017).

Effective April 7, 2014, the Company’s Board of Directors (the “Board”) named Thomas A. Szlosek, age 50, as Mr. Anderson’s successor as Senior Vice President, Chief Financial Officer. Mr. Szlosek began his career at Honeywell in 2004, where he served as Vice President and Controller of the Company. In 2007, he became the Vice President and Chief Financial Officer of the Company’s Automation and Control Solutions segment (“ACS”). Since April 2013, Mr. Szlosek has served as the Vice President, Corporate Finance, reporting to Mr. Anderson with responsibility for Treasury, Tax, Investor Relations, Audit, Business Analysis and Planning, and Finance Operations.

Mr. Szlosek will receive a base salary of $800,000, effective as of the date of his promotion, and shall have a target annual incentive compensation opportunity of 100% of base salary.  Mr. Szlosek will remain eligible for long-term incentive awards under the 2011 Stock Incentive Plan of Honeywell International Inc. and its Affiliates (the “Stock Plan”) and all other compensation and benefit plans available to the Company’s executive officers.

The Company also announced on April 7, 2014, that the Board has promoted Mr. Roger Fradin, age 60, to a newly-created leadership position as Vice Chairman, Honeywell International Inc. (“Vice Chairman”). Prior to becoming Vice Chairman, Mr. Fradin served as President and Chief Executive Officer of ACS since 2004. In his new role as Vice Chairman, Mr. Fradin will be primarily responsible for advancing the Company’s merger and acquisition strategy. Mr. Fradin will also assess and review specific business strategies, with a particular focus on high growth regions. In addition, Mr. Fradin will focus on improving internal functional operations, including IT strategy. Mr. Fradin will not serve as a member of the Company’s Board.

Mr. Alexandre Ismail will be Mr. Fradin’s successor as President and Chief Executive Officer of ACS. Mr. Ismail previously served as President and Chief Executive Officer of ACS’s Energy, Safety, and Security (“ESS”) business, a role that will not be backfilled. Prior to ESS, Mr. Ismail successfully served as President and CEO of the Honeywell Transportation Systems segment (“TS”) based in Switzerland.

As part of Mr. Fradin’s promotion, the Company and Mr. Fradin entered into a letter agreement that provides for a base salary of $1,050,000 and a continued target annual incentive compensation opportunity of 100% of base salary. Mr. Fradin will remain eligible for long-term incentive awards under the Stock Plan and all other compensation and benefit plans available to the Company’s executive officers.  As additional consideration for Mr. Fradin’s acceptance of his new role, the Company has agreed to the following: (i) any outstanding, unvested stock options or restricted stock units that do not otherwise vest pursuant to the letter agreement between Mr. Fradin and the Company dated October 6, 2010, shall continue to vest as scheduled (other than those that have been granted within twelve (12) months of the date on which Mr. Fradin actually retires from the Company, except as may otherwise be determined by the Company’s CEO); (ii) Mr. Fradin shall have the full remaining term to exercise all of his vested stock options; and (iii) Mr. Fradin shall receive any unpaid tranches of Growth Plan awards for any Growth Plan cycle that has previously been completed. The additional consideration described in the foregoing clauses (i) – (iii) is subject in all cases to compliance with the terms of Mr. Fradin’s obligations under the letter agreement, as well as the terms of certain other agreements containing non-competition (Mr. Fradin will be precluded from competing with the Company for two years after his separation from service) and other restrictive covenants entered into between Mr. Fradin and the Company. In addition, the items described in clauses (i) – (iii) are subject to Mr. Fradin’s continued employment until February 15, 2017 (the “Retention Date”) and, with respect to items (i) and (ii), satisfactory performance in his new role as determined by Mr. Cote for so long as Mr. Cote remains the Company’s CEO. In the event Mr. Cote ceases to be the Company’s CEO prior to the Retention Date, Mr. Fradin will be entitled to the benefits described in clauses (i) and (ii) as long as he remains employed by the Company through the Retention Date. The Company’s CEO may also accelerate the Retention Date at his discretion. If the Retention Date is accelerated, or if Mr. Fradin is terminated other than for cause prior to the Retention Date, Mr. Fradin shall be eligible for the items described in clauses (i) – (iii) above. If the Retention Date occurs before August 15, 2015, Mr. Fradin shall be eligible for severance benefits under the Senior Severance Plan, as described in the Company’s proxy statement for its 2014 annual meeting of stockholders filed on March 13, 2014.

The Company also announced on April 7, 2014, that the Board has similarly promoted Mr. Andreas Kramvis, age 61, to the newly-created Vice Chairman position. Prior to becoming Vice Chairman, Mr. Kramvis served as President and Chief Executive Officer of the Performance Materials and Technology segment (“PMT”) since 2008.

Prior to PMT, Mr. Kramvis was President of the Company’s Environmental and Combustion Controls business. In his new role as Vice Chairman, Mr. Kramvis will be primarily responsible for advising on business strategy, growth and improvement of results in underperforming business units as they arise. Mr. Kramvis will also be responsible for the deployment of the Honeywell Operating System Gold standard, or “HOS Gold,” throughout Company, advancing the Company’s software initiative, and driving revenue growth in high growth regions. Mr. Kramvis will not serve as a member of the Company’s Board.

Mr. Darius Adamczyk will be Mr. Kramvis’ successor as President and Chief Executive Officer of PMT. Mr. Adamczyk was previously President of Honeywell Process Solutions (“HPS”), a business within ACS, where during a two-year period he led a dramatic operational turnaround. Prior to HPS, Mr. Adamczyk was President of Honeywell Scanning & Mobility, also a business within ACS.

As part of Mr. Kramvis’ promotion, the Company and Mr. Kramvis entered into a letter agreement that provides for a base salary of $850,000 and a continued target annual incentive compensation opportunity of 100% of base salary. Mr. Kramvis will remain eligible for long-term incentive awards under the Stock Plan and all other compensation and benefit plans available to the Company’s executive officers.  As additional consideration for Mr. Kramvis’ acceptance of his new role, the Company has agreed to the following: (i) any outstanding, unvested stock options or restricted stock units shall continue to vest as scheduled (other than those that have been granted within twelve (12) months of the date on which Mr. Kramvis actually retires from the Company, except as may otherwise be determined by the Company’s CEO); (ii) Mr. Kramvis shall have the full remaining term to exercise all of his vested stock options; and (iii) Mr. Kramvis shall receive any unpaid tranches of Growth Plan awards for any Growth Plan cycle that has previously been completed. The additional consideration described in the foregoing clauses (i) – (iii) is subject in all cases to compliance with the terms of Mr. Kramvis’ obligations under the letter agreement, as well as the terms of certain other agreements containing non-competition (Mr. Kramvis will be precluded from competing with the Company for two years after his separation from service) and other restrictive covenants entered into between Mr. Kramvis and the Company. In addition, the items described in clauses (i) – (iii) are subject to Mr. Kramvis’ continued employment until February 15, 2017 (the “Retention Date”) and, with respect to items (i) and (ii), satisfactory performance in his new role, as determined by Mr. Cote for so long as Mr. Cote remains as the Company’s CEO. In the event Mr. Cote ceases to be the Company’s CEO prior to the Retention Date, Mr. Kramvis will be entitled to the benefits described in clauses (i) and (ii) as long as he remains employed by the Company through the Retention Date. The Company’s CEO may accelerate the Retention Date at his discretion. If the Retention Date is accelerated, or if Mr. Kramvis is terminated other than for cause prior to the Retention Date, Mr. Kramvis shall be eligible for the items described in clauses (i) – (iii) above. If the Retention Date occurs before August 15, 2015, Mr. Kramvis shall be eligible for severance benefits under the Senior Severance Plan, as described in the Company’s proxy statement for its 2014 annual meeting of stockholders filed on March 13, 2014.

Item 8.01 Other Information

As part of the Company’s contemplated leadership changes, the Company will realign its organizational structure in the second quarter of 2014, by moving its Honeywell Process Solutions business (“HPS”) from ACS to PMT. Following the reorganization, the Company’s four segments will remain as follows:

    AEROSPACE

    AUTOMATION AND CONTROL SOLUTIONS (“ACS”)

    PERFORMANCE MATERIALS AND TECHNOLOGY (“PMT”)

    TRANSPORTATION SYSTEMS (“TS”)

Effective with the reporting of second quarter 2014 results, the Company will report its financial performance based on the inclusion of HPS in PMT. During the second quarter of 2014, the Company will make available segment results revised for the new reporting structure to provide the financial community with financial information that is presented on a basis consistent with the new operating structure.

(d)	Exhibits.
99.1	Press Release dated April 7, 2014, entitled “Honeywell Announces Senior Leadership Changes.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2014	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Jeffrey N. Neuman
Jeffrey N. Neuman Vice President, Corporate Secretary and Deputy General Counsel